Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Nxu, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	457(c); 457(f)(1)	33,136,398(2)	$0.56	$18,556,382.88	0.00011020	$2,044.91
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share, issuable upon conversion of convertible notes	457(c); 457(f)(1)	6,257,895(3)	$0.56	$3,504,421.20	0.00011020	$386.19
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share, issuable upon exercise of warrants	457(c); 457(f)(1)	7,961,806(4)	$0.56	$4,458,611.36	0.00011020	$491.34
	Total Offering Amounts					$26,519,415.44	0.00011020	$2,922.44
	Net Fee Due							$2,922.44

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f)(1) of the Securities Act, based upon the average of the high and low sales price of the Class A common stock as reported by The Nasdaq Stock Market LLC on April 11, 2023.

(2) Represents the maximum number of shares of Class A common stock of Nxu, Inc. estimated to be issuable pursuant to the holding company reorganization described in the proxy statement/prospectus that forms a part of this registration statement upon conversion of shares of Class A common stock of Atlis Motor Vehicles Inc., based upon the number of shares of Class A common stock of Atlis Motor Vehicles Inc. outstanding at the close of business on April 10, 2023. Pursuant to the holding company reorganization, each outstanding share of Class A common stock of Atlis Motor Vehicles Inc. will be automatically converted into the right to receive one share of Class A common stock of Nxu, Inc.

(3) Represents the maximum number of shares of Class A common stock of Nxu, Inc. issuable upon conversion of convertible notes issued by Atlis Motor Vehicles Inc. that are outstanding as of April 13, 2023.

(4) Represents the maximum number of shares of Class A common stock of Nxu, Inc. issuable upon exercise of warrants issued by Atlis Motor Vehicles Inc. that are outstanding as of April 13, 2023.